Exhibit No. 99.4

SHEARSON FINANCIAL NETWORK AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

Introduction to Pro Forma Consolidated Financial Statements	F-1

Pro Forma Consolidating Balance Sheet as of September 30, 2006 (Unaudited)	F-2

Pro Forma Consolidating Statements of Operations for the nine months ended September 30, 2006 (Unaudited)	F-3

Notes to Pro Forma Consolidated Financial Statements	F-4

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006

Shearson Financial Network, Inc.

Introduction of Pro Forma Consolidated Financial Statements

(UNAUDITED)

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2006 gives effect to the Acquisition as if the Acquisition occurred on January 1, 2006. The accompanying unaudited pro forma consolidated statement of operations for the nine month's ended September, 30 2006, gives effect to the Acquisition as if it occurred on the first day of the period presented, January 1, 2006.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of the period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006

	Shearson Financial Network	Allstate Home Loans	Debit	Credit	Pro Forma Amount

ASSETS:
Current assets:
Cash	$1,404,067	$979,513		(979,513)	1,404,067
Loans available for sale	32,127,126	30,958,228		(30,958,228)	32,127,126
Loan receivable	2,073,375	1,941,776		(1,941,776)	2,073,375
Accounts receivable	5,527,146	413,188		(413,188)	5,527,146
Other current assets	1,386,405	1,138,145		(1,138,145)	1,386,405
Total current assets	42,518,119	35,430,849			42,518,119

Fixed assets:
Property and equipment, net	26,718,992	325,006		(325,006)	26,718,992
Total fixed assets	26,718,992	325,006			26,718,992

Other assets:
Goodwill	14,269,279	-		(1,229,043)	13,040,236
Other assets	927,007	746,192		(746,192)	927,007
Total other assets	15,196,286	746,192			13,967,243

TOTAL ASSETS	$84,433,396	$36,502,048			$83,204,353

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$1,189,463	$818,330		(818,330)	1,189,463
Bridge notes payable	819,682				819,682
Accrued interest payable	307,920				307,920
Notes payable	1,160,183	1,720,110		(1,720,110)	1,160,183
Notes payable - related party	808,396				808,396
Line of credit	32,377,707	30,569,939		(30,569,939)	32,377,707
Total current liabilities	36,663,351	33,108,379			36,663,351

TOTAL LIABILITIES	36,663,351	33,108,379			36,663,351

Minority shareholder interest				(184,356)	(184,356)

Stockholders' equity:
Common stock	240,112	26,000		(26,000)	240,112
Preferred Stock	44,250,000				44,250,000
Capital account	-				-
Additional paid-in capital	27,661,396	619,963		(619,963)	27,661,396
Treasury stock, cost method	-				-
Minority shareholder interest CY	-				-
Current Year Earnings	4,450,211	(1,229,043)	184,356		3,405,525
Accumulated (deficit)	(28,831,673)	3,976,749		(3,976,749)	(28,831,673)
Total stockholders' equity	47,770,046	3,393,669			46,725,359

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$84,433,396	$36,502,048			$83,204,353

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Shearson	Allstate	Pro Forma
	Financial	Home	Adjustments		Pro Forma
	Network	Loans	Debit	Credit	Amount
Revenues:
Loan origination	$6,579,689	$4,639,631			$11,219,319
Other income	7,424,049	-			7,424,049
Total revenues	14,003,738	4,639,631			18,643,369
					-
Cost of Sales	3,107,877	2,354,666			5,462,542
					-
Gross Profit	10,895,861	2,284,965			13,180,826

Expenses:
Salary & wages & payroll taxes	7,637,313	2,423,349			10,060,662
Selling, general and administrative	2,674,553	984,293			3,658,846
Professional fees	3,306,116	88,769			3,394,885
Depreciation expense	461,028	-			461,028
Total expenses	14,079,011	3,496,410			17,575,421

(Loss) income from operations	(3,183,149)	(1,211,445)			(4,394,595)

Other (expense) income
Interest income					-
Interest expense	(184,855)	(17,598)			(202,453)
Forgiveness of debt	7,818,216	.			7,818,216
Total other (expense) income	7,633,361	(17,598)			7,615,763

Loss related to minority shareholder interest			184,356		184,356

Net income (loss)	$4,450,211	$(1,229,043)			$3,405,525

Net income per share basic and diluted
Weighted average number of common shares outstanding, basic and diluted	$0.04				$0.03
	99,734,721				99,734,721

SHEARSON FINANCIAL NETWORK
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(1)    Pro Forma Adjustments:

Shearson Financial Network, Inc.(“SFNN”) acquired 85% of the issued and outstanding shares of Allstate Home Loans Inc., (Allstate) on July 29,2006. For the nine months ended September 30, 2006, Shearson has consolidated Allstate financial data for the two months period from July 29, 2006 to September 30, 2006, to reflect the acquisition.

Shearson Financial Network’s unaudited pro forma consolidated statement of operations is derived from Shearson Financial Network’s unaudited statement of operations for the nine months ended September 30, 2006 and Allstate’s unaudited statement of income for the seven months ended July 31, 2006.

Pro forma adjustments were made to the unaudited consolidated balance sheet assuming the transaction had occurred on January 1, 2006 to include Allstate’s earnings for the seven months ended July 31, 2006, less the minority shareholder interest.